Exhibit 99.1

Apple Hospitality REIT Successfully Completes Refinancing Transactions

Upsizes Revolving Credit Facility and Increases Unsecured Term Loan Capacity with Staggered Maturities

RICHMOND, Va. (July 28, 2026) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced the successful completion of refinancing transactions that further enhance the strength and flexibility of its conservative balance sheet and extend its staggered debt maturity schedule. On July 23, 2026, the Company entered into an amendment and restatement of its existing unsecured $1.2 billion credit facility (the "Main Credit Facility"), increasing total borrowing capacity under the facility to approximately $1.3 billion and extending the Company's maturity schedule while achieving improved pricing terms across the majority of the credit agreement’s leverage-based pricing grid. The Company also entered into an amendment and restatement of its $130 million term loan, increasing the amount of the term loan to $160 million and extending the maturity date by seven years (the “Seven-Year Term Loan”).

“We are pleased to build upon the strength of our balance sheet and liquidity position with the successful execution of these refinancing transactions,” commented Liz Perkins, Senior Vice President and Chief Financial Officer of Apple Hospitality REIT. “We greatly appreciate the longstanding partnerships with our lenders and their continued confidence in our strategy, our disciplined track record, and the strength of our portfolio. With their support, we improved pricing and more favorably laddered and extended our debt maturity schedule, providing the Company with additional financial flexibility and liquidity to pursue strategic growth opportunities and capital allocation priorities in the coming years.”

The Main Credit Facility comprises a term loan of $275 million with an extended maturity date of July 24, 2031; a term loan of $300 million with an extended maturity date of January 23, 2032; and a revolving credit facility of $700 million with an initial maturity date of July 24, 2030, which may be extended up to one year subject to certain conditions. Updates under the amended and restated credit agreement of the Main Credit Facility provide for additional capacity of $50 million under the revolving credit facility, improve certain financial covenants, and update pricing. The amended and restated credit agreement includes an accordion feature in which the amount of the total Main Credit Facility may be increased from approximately $1.3 billion to $1.75 billion. The pricing grid on the Main Credit Facility ranges from a SOFR rate plus 1.35% to 2.30%, depending on the specific loan and the Company’s leverage ratio as calculated under the terms of the credit agreement.

The Seven-Year Term Loan has an extended maturity date of July 24, 2033. The updates to the Seven-Year Term Loan provide for an extension of the maturity date by seven years and an increase in the term loan amount from $130 million to $160 million, with the incremental $30 million funded at closing and to be used towards the Company’s then-outstanding revolving credit facility balance and secured debt maturities. The credit agreement for the Seven-Year Term Loan includes an accordion feature in which the total facility may be increased from $160 million to $300 million. Pricing ranges from a SOFR rate plus 1.70% to 2.65%, depending on the Company’s leverage ratio as calculated under the terms of the credit agreement.

The Company also successfully worked with its lenders to conform the pricing grid on two other unsecured credit facilities, totaling $470 million, to match the improved pricing under the Main Credit Facility. The amendments did not change the principal amounts of the two term loans or their maturity dates.

Following the completion of these refinancing transactions, the Company has no significant debt maturities until 2029, reinforcing Apple Hospitality's conservative, well-laddered debt maturity schedule and financial flexibility. The Company has extended the weighted average maturity of its total consolidated debt to nearly five years and has no outstanding borrowings under its revolving credit facility, preserving substantial available liquidity to support the Company’s long-term growth strategy.

The Main Credit Facility was arranged by BofA Securities, Inc., Wells Fargo Securities, LLC, KeyBanc Capital Markets, and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, with PNC Capital Markets LLC and Truist Securities, Inc. also serving as joint lead arrangers.

The Seven-Year Term Loan was arranged by PNC Capital Markets LLC and The Huntington National Bank as joint lead arrangers and joint bookrunners.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 216 hotels with approximately 29,500 guest rooms located in 83 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 114 Hilton-branded hotels, 96 Marriott-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.